                                                                   EXHIBIT 99.3


                         FITZGERALDS GAMING CORPORATION

                                OFFER TO EXCHANGE
                         $1,000 PRINCIPAL AMOUNT OF ITS
                 12 1/4% SENIOR SECURED NOTES DUE 2004, SERIES B

                                    FOR EACH
                         $1,000 PRINCIPAL AMOUNT OF ITS
                 12 1/4% SENIOR SECURED NOTES DUE 2004, SERIES A

            SUBJECT TO RELEASE AS PROVIDED IN THE GOVERNING INDENTURE


FITZGERALDS GAMING CORPORATION WILL ACCEPT ALL OLD NOTES (AS HEREINAFTER DEFINED) TENDERED AND NOT WITHDRAWN PRIOR TO 5:00 P.M., NEW YORK CITY TIME, ON JULY ___, 1998, UNLESS EXTENDED (THE "EXPIRATION DATE"). TENDERS MAY BE WITHDRAWN AT TIME PRIOR TO 5:00 P.M., NEW YORK CITY TIME, ON THE EXPIRATION DATE.


To Brokers, Dealers, Commercial Banks, Trust Companies and other Nominees:

             We are enclosing herewith the Prospectus, dated June __, 1998 (the "Prospectus"), of Fitzgeralds Gaming Corporation (the "Company") and the related Letter of Transmittal (the "Letter of Transmittal"), which together constitute the Company's offer (the "Exchange Offer") to exchange $1,000 principal amount of its 12 1/4% Senior Secured Notes Due 2004, Series B (the "New Notes") for each $1,000 principal amount of its 12 1/4% Senior Secured Notes Due 2004, Series A (the "Old Notes"). Recipients of the Prospectus should read the requirements described in such Prospectus with respect to eligibility to participate in the Exchange Offer. Capitalized terms used herein and not otherwise defined herein have the meanings ascribed to such terms in the Prospectus.

             It is extremely important that any holder of Old Notes who is not the beneficial owner of such Old Notes deliver a copy of the Prospectus and the Letter of Transmittal to the beneficial owner of such Old Notes in order to afford such beneficial owner an opportunity to consider the Exchange Offer.

             To tender Old Notes in the Exchange Offer, a beneficial owner of the Old Notes who is not the registered holder of such Old Notes, must either
(i) arrange with the registered holder to execute and deliver the Letter of Transmittal on behalf of such registered holder or (ii) effect a valid transfer of registered ownership of the Old Notes to such beneficial owner prior to executing and delivering the Letter of Transmittal on behalf of such beneficial owner Beneficial owners of Old Notes who are not registered holders thereof should consider requesting that the applicable registered holders surrender such Old Notes for exchange on behalf of, and at the direction of, such beneficial owners

             For your information and for forwarding to your clients for whom you hold Old Notes registered in your name or in the name of your nominee, we are enclosing the following documents:

             1. The Prospectus dated June ___, 1998;

             2. The Letter of Transmittal to be used by registered holders in accepting the Exchange Offer, together with guidelines of the Internal Revenue Service for Certification of Taxpayer Identification Number on Substitute Form W-9 providing information relating to backup federal income tax withholding;

             3. A printed form of a letter which may be sent to your clients for whose account you hold Old Notes in your name or in the name of your nominee, with space provided for obtaining such client's instructions with regard to the Exchange Offer;

             4. Notice of Guaranteed Delivery to be used to accept the Exchange Offer if certificates for the Old Notes are not immediately available; and

            5. A return envelope addressed to The Bank of New York, the Exchange Agent.

            WE URGE YOU TO CONTACT CLIENTS FOR WHOM YOU HOLD OLD NOTES AS PROMPTLY AS POSSIBLE.

             THE EXCHANGE OFFER WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME, ON JULY ___, 1998, UNLESS EXTENDED (THE "EXPIRATION DATE"). OLD NOTES TENDERED FOR EXCHANGE MAY BE WITHDRAWN AT ANY TIME PRIOR TO 5:00 P.M., NEW YORK CITY TIME, ON THE EXPIRATION DATE.

             In order to take advantage of the Exchange Offer, a duly executed and properly completed Letter of Transmittal, certificates representing the Old Notes tendered for exchange and any other required documents should be delivered to the Exchange Agent, all in accordance with the instructions set forth in the Prospectus and in the Letter of Transmittal.

             Old Noteholders who wish to tender for exchange their Old Notes and whose Old Notes are not immediately available or who cannot deliver their Old Notes prior to 5:00 p.m., New York City time, on the Expiration Date must tender for exchange their Old Notes according to the guaranteed delivery procedures set forth in the section of the Prospectus entitled "The Exchange Offer - Guaranteed Delivery Procedures."

             No fees or commissions will be payable to brokers, dealers or any other person in connection with the Exchange Offer. the Company will, however, upon request, reimburse you for customary mailing and handling expenses incurred by you in forwarding any of the enclosed materials to the beneficial owners of the Old Notes held by you as a nominee or in a fiduciary capacity.

             Any inquiries you may have should be addressed to, and additional copies of the enclosed materials may be obtained from, the Exchange Agent, The Bank of New York, 101 Barclay Street, Floor 21W, New York, New York 10286,
Attention: Corporate Trust Administration, or by telephone at (212) 815-3800.


                                            Very truly yours,

                                            FITZGERALDS GAMING CORPORATION


NOTHING CONTAINED HEREIN OR IN THE ENCLOSED DOCUMENT SHALL CONSTITUTE YOU AS THE AGENT OF FITZGERALDS GAMING CORPORATION OR THE EXCHANGE AGENT, OR AUTHORIZE YOU OR ANY OTHER PERSON TO USE ANY DOCUMENT OR MAKE ANY STATEMENT ON BEHALF OF ANY OF THEM IN CONNECTION WITH THE EXCHANGE OFFER, OTHER THAN THE DOCUMENTS ENCLOSED HEREWITH AND THE STATEMENTS CONTAINED THEREIN.





                                      -2-